                                                                     Exhibit 4.7

                                                                [CONFORMED COPY]


                                SECOND AMENDMENT
                                ----------------

          SECOND AMENDMENT (the "Amendment") dated as of April 8, 1992, among COLTEC INDUSTRIES INC (the "Borrower"), BANKERS TRUST COMPANY ("BTCo"), individually, as Agent (in such capacity, an "Agent") and as Administrative Agent (in such capacity, the "Administrative Agent"), MANUFACTURERS HANOVER TRUST COMPANY ("MHTC"), individually and as Agent (in such capacity, an "Agent"), BARCLAYS BANK PLC, NEW YORK BRANCH ("Barclays"), individually and as Agent (in such capacity, an "Agent"), CREDIT LYONNAIS NEW YORK BRANCH ("Lyonnais New York"), individually and as Agent (in such capacity, an "Agent"), CREDIT LYONNAIS CAYMAN ISLAND BRANCH ("Lyonnais Cayman" and together with Lyonnais New York, "Credit Lyonnais"), THE BANK OF MONTREAL ("Bank of Montreal"), BANQUE NATIONALE DE PARIS NEW YORK BRANCH ("BNP"), BANQUE PARIBAS ("BP"), THE BANK OF TOKYO TRUST COMPANY ("Bank of Tokyo"), THE CHASE MANHATTAN BANK, N.A. ("Chase"), EATON VANCE PRIME RATE RESERVES ("Eaton Vance"), THE INDUSTRIAL BANK OF JAPAN, LIMITED, NEW YORK BRANCH ("IBJ"), THE MITSUBISHI TRUST AND BANKING CORPORATION ("Mitsubishi"), THE NIPPON CREDIT BANK, LTD., NEW YORK BRANCH ("Nippon"), UNION BANK OF FINLAND, LTD., GRAND CAYMAN BRANCH ("UBF"), WESTPAC BANKING CORPORATION, GRAND CAYMAN BRANCH ("Westpac") (each of BTCo, MHTC, Barclays, Credit Lyonnais, Bank of Montreal, BNP, BP, Bank of Tokyo, Chase, Eaton Vance, IBJ, Mitsubishi, Nippon, UBF and Westpac, an "Existing Bank"), THE BANK OF NEW YORK ("BONY"), BANQUE FRANCAISE DU COMMERCE EXTERIEUR ("BFCE"), COMMONWEALTH BANK OF AUSTRALIA ("CBA"), THE FUJI BANK, LIMITED, NEW YORK BRANCH ("Fuji"), GIROZENTRALE VIENNA, NEW YORK BRANCH ("Girozentrale"), HANWA AMERICAN CORP. ("Hanwa"), THE LONG TERM CREDIT BANK OF JAPAN, LIMITED ("LTCB"), and VAN KAMPEN MERRITT PRIME RATE INCOME TRUST ("VKM") (each of BONY, BFCE, CBA, Fuji, Girozentrale, Hanwa, LTCB and VKM, a "New Bank"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.


                              W I T N E S S E T H :
                              - - - - - - - - - -
          WHEREAS, the Borrower, the Existing Banks, the Agents and the Administrative Agent are parties to a Credit Agreement dated as of March 24, 1992, as amended through the date hereof (as so amended, the "Credit Agreement"); and

          WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided;

          NOW, THEREFORE, it is agreed:

          1. On and as of the Amendment Effective Date (as hereinafter defined), each of BONY, BFCE, CBA, Fuji, Girozentrale, Hanwa, LTCB and VKM shall become a "Bank" under, and for all purposes of, the Credit Agreement.

          2. On the Amendment Effective Date, the Credit Agreement shall be amended by deleting Schedule I thereto in its entirety and by inserting in lieu thereof a new Schedule I in the form of the "Schedule I to the Credit Agreement" attached hereto, which Schedule I also gives effect to the reduction in the Total Term Loan Commitment which occurred on April 1, 1992.

          3. On the Amendment Effective Date, the Credit Agreement shall be amended by deleting Schedule IX thereto in its entirety and by inserting in lieu thereof a new Schedule IX in the form of the "Schedule IX to the Credit Agreement" attached hereto.

          4. In order to induce the New Banks to enter into this Amendment, the Borrower hereby makes each of the representations, warranties and agreements contained in Section 7 of the Credit Agreement on the Amendment Effective Date after giving effect to this Amendment.

          5. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

          6. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

          7. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the State of New York.

          8. This Amendment shall become effective on the date (the "Amendment Effective Date") when the Borrower, the Agents, each New Bank and each Existing Bank shall have signed a copy hereof (whether the same or different copies) and shall have delivered (including by way of telecopier) the same to the Administrative Agent at the Notice Office.

          9. From and after the Amendment Effective Date all references in the Credit Agreement and the other Credit Documents to the Credit Agreement shall be deemed to be references to such Credit Agreement as amended hereby.

          IN WITNESSES WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

                              COLTEC INDUSTRIES INC



                              By /s/ Paul Schoen
                                ----------------------------
                                Title: Senior Vice President
                                       Finance and Treasurer

                              BANKERS TRUST COMPANY,
                                Individually, as Agent
                                and as Administrative Agent



                              By /s/ Robert Hevner
                                -----------------------------
                                Title: Vice President


                              MANUFACTURERS HANOVER TRUST
                                COMPANY, Individually, and

                                as Agent



                              By  /s/ William M. Lane
                                -----------------------------
                                Title: Managing Director


                              BARCLAYS BANK PLC, NEW YORK
                                BRANCH, Individually, and

                                as Agent



                              By /s/ John M. Gilbert
                                -----------------------------
                                Title: Director, Debt
                                         Underwriting

                              CREDIT LYONNAIS NEW YORK
                                BRANCH, Individually, and
                                as Agent



                              By  /s/ Fred Hadad
                                -----------------------------
                                Title: First Vice President


                              CREDIT LYONNAIS CAYMAN ISLAND
                                BRANCH



                              By  /s/ Fred Hadad
                                -----------------------------
                                Title: Authorized Signatory


                              THE BANK OF MONTREAL



                              By  /s/ Glen A. Pole
                                --------------------
                                Title: Director


                              THE BANK OF NEW YORK



                              By  /s/ Stephen Griffith
                                -----------------------------
                                Title: Vice President


                              THE BANK OF TOKYO TRUST
                                COMPANY



                              By  /s/ Adane Dessi
                                -----------------------------
                                Title: Vice President

                              BANQUE FRANCAISE DU COMMERCE
                                EXTERIEUR



                              By  /s/ William Maier
                                -----------------------------
                                Title: Vice President


                              By  /s/ Jean Richard
                                -----------------------------
                                Title: First Vice President


                              BANQUE NATIONALE DE PARIS,
                                New York Branch



                              By  /s/ Christopher Kiely
                                -----------------------------
                                Title:



                              By  /s/ Kathryn Swintek
                                -----------------------------
                                Title:


                              BANQUE PARIBAS



                              By  /s/ Stephen Burns
                                -----------------------------
                                Title: Vice President



                              By  /s/ M.S. Alexander
                                -----------------------------
                                Title:


                              THE CHASE MANHATTAN BANK, N.A.



                              By  /s/ S. Clarke Moody
                                -----------------------------
                                Title: Vice President

                              COMMONWEALTH BANK OF AUSTRALIA



                              By  /s/ Peter F. Ewers
                                -----------------------------
                                Title: First Vice President


                              EATON VANCE PRIME RATE
                                RESERVES



                              By  /s/ J. L. O'Connor
                                -----------------------------
                                Title: Treasurer

                              THE FUJI BANK, LIMITED, New
                                York Branch



                              By  /s/ Nobuaki Onishi
                                -----------------------------
                                Title: Vice President/
                                       Manager


                              GIROZENTRALE VIENNA, New York
                                Branch



                              By  /s/ Anca Trifan
                                -----------------------------
                                Title: Vice President


                              HANWA AMERICAN CORP.



                              By  /s/ Shinja Takabayashi
                                -----------------------------
                                Title: Vice President

                              THE INDUSTRIAL BANK OF JAPAN,
                                LIMITED, New York Branch



                              By  /s/ Toyosaburo Komiya
                                ------------------------------
                                Title: Joint General Manager


                              THE LONG-TERM CREDIT BANK
                                OF JAPAN, LIMITED,
                                NEW YORK BRANCH



                              By  /s/ Jay Shankar
                                -----------------------------
                                Title: Vice President


                              THE MITSUBISHI TRUST AND
                                BANKING CORPORATION



                              By  /s/ Taihei Yuki
                                ------------------------------
                                Title: Senior Vice President


                              THE NIPPON CREDIT BANK, LTD.,
                                New York Branch



                              By  /s/ Tomoo Tasaku
                                -----------------------------
                                Title: Vice President &
                                       Manager


                              UNION BANK OF FINLAND LIMITED,
                                Grand Cayman Branch



                              By  /s/ John F. Kehnle
                                -----------------------------
                                Title: Vice President


                              By /s/ Joseph Foster Studhomme

                                -----------------------------
                                Title: Vice President

                              VAN KAMPEN MERRITT PRIME
                                RATE INCOME TRUST



                              By  /s/ Jeffrey Maillet
                                -----------------------------
                                Title: Vice President &
                                       Portfolio Manager


                              WESTPAC BANKING CORPORATION
                                Grand Cayman Branch



                              By  /s/ D.E. Rubenstein
                                -----------------------------
                                Title: Assistant Vice
                                       President